  EXHIBIT 99.1

Instadose Pharma Corp Ships 2.125 Metric Tons - Largest International Cannabis Delivery in History

•	By Instadose Pharma Corporation

•	Jan 5, 2022

Instadose Pharma Corp delivers 2.125 Metric Tons of Medicinal Cannabis from South Africa to North Macedonia in a historic international delivery, this record-breaking shipment

CHESAPEAKE, Va., Jan. 5, 2022/PRNewswire/ - (OTC PINK: INSD) Instadose Pharma Corp (the “company” or “Instadose”) Establishing the world largest continual supply of Medicinal Cannabis. Instadose Pharma Corp is extremely proud to announce the delivery of a record-breaking shipment of high-quality Medicinal Cannabis Flower. The delivery of 2.125 Metric Tons was completed on December 25, 2021, from Johannesburg, South Africa to Skopje, North Macedonia. With this successful delivery it establishes Instadose Pharma Corp as a world leader in the international supply of high quality outdoor grown medicinal cannabis and agricultural pharmaceutical ingredients. The product has been sold and is destined for licenced pharmaceutical clients in the European Union.

“This is a historic shipment and represents just the beginning of Instadose Pharma’s potential. This delivery validates our business model and Instadose Pharma Corp as global leader in this industry.This has always been my vision and I am very excited about what this delivery means and what is on the horizon.”

Grant F. Sanders, Founder and Chairman

Instadose specializes in top grade medicinal cannabis flower that contains high levels of THC (delta-9-tetrahydrocannabinol) which is unique to Instadose Pharma. High levels of THC are in continual demand from pharmaceutical customers and Instadose Pharma will continue to grow and supply quality product to meet the market demand.

About INSTADOSE PHARMA CORP

Instadose Pharma Corp is establishing a large commercial outdoor growing, cultivation, production and global distribution platform for medicinal cannabis and cannabinoid oil (the “Global Distribution Platform”). Instadose Canada endeavors to utilize the Global Distribution Platform to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies with large, sustainable, consistent, diverse, and low-cost supplies of high-quality medicinal cannabis and cannabinoid oil for use in bulk as an active pharmaceutical ingredient.

Instadose Pharma Corp’s Global Distribution Platform spans five (5) world continents to date, including Africa, Europe, Asia, South America, and North America. Within each continent, Instadose Pharma Corp is establishing operational subsidiaries and joint venture partnerships to secure access to government-issued licenses and permits in countries including The Democratic Republic of the Congo, the Republic of North Macedonia, the Portuguese Republic, the Republic of India, Colombia, Mexico, and Canada, each seeking to increase their level of participation within the global medicinal cannabis industry.

Instadose Pharma’s relationships with international partners are based on sustainable, long term agreements that were initially designed to give back to people and protect the natural environment. Instadose Pharma’s projects aim to increase the quality of life, provide jobs, fresh water, education, food security and capital.

Forward Looking Statement

This press release contains forward-looking statements and forward-looking information (collectively “forward-looking information”) within the meaning of applicable securities laws relating to the Company’s plans and other aspects of our anticipated future opportunities. Forward-looking information typically uses words such as “anticipate”, “believe”, “continue”, “trend”, “sustain”, “project”, “expect”, “forecast”, “budget”, “goal”, “guidance”, “plan”, “objective”, “strategy”, “target”, “intend”, “estimate”, “potential”, or similar words suggesting future outcomes, statements that actions, events or conditions “may”, “would”, “could” or “will” be taken or occur in the future, including statements about our plans, focus, objectives, priorities and position. In particular, and without limiting the generality of the foregoing, this press release contains forward-looking information with respect to our upcoming shipments of Medical Cannabis. The forward-looking information is based on certain key expectations and assumptions made by our Board and Management. Although we believe that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Since forward-looking information addresses future events and conditions, by its very nature they involve inherent risks and uncertainties. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that we will derive therefrom. Management has included the above summary of assumptions and risks related to forward-looking information provided in this press release in order to provide security holders with a more complete perspective on our future operations and such information may not be appropriate for other purposes. Readers are cautioned that the foregoing lists of factors are not exhaustive. These forward-looking statements are made as of the date of this press release and we disclaim any intent or obligation to update publicly any forward-looking information, whether as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

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